Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Ameris Bancorp on Form S-8 (File No. 333-131244) and on Form S-3 (File Numbers 333-156367 and 333-163271) of our report dated March 12, 2010 with respect to the statement of assets acquired and liabilities assumed of Ameris Bancorp as of October 23, 2009 included in this Current Report on Form 8-K/A .

/s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia

March 12, 2010